EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131678) and Form S-1 (No. 333-134184) of dELiA*s, Inc. and Subsidiaries of our reports dated April 10, 2009, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of dELiA*s, Inc. internal control over financial reporting which appears in this Form 10-K for the year ended January 31, 2009.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

April 10, 2009